Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2013, in the Registration Statement (Amendment No. 1 to Form F-1) of Brookfield Renewable Energy Partners L.P. dated June 17, 2013.

/s/ Ernst & Young LLP

Toronto, Canada

June 17, 2013